As filed with the Securities and Exchange Commission on October 8, 2004.
                              File No. 333-________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                        BNP RESIDENTIAL PROPERTIES, INC.
               (Exact Name of Issuer as Specified in its Charter)

        Maryland                                              56-1574675
  (State or Other Jurisdiction of                         (I.R.S. Employer
  Incorporation or Organization)                       Identification Number)

                        301 S. College Street, Suite 3850
                         Charlotte, North Carolina 28202
                            Telephone: (704) 944-0100
              (Address, including zip code, and telephone number of
                          Principal Executive Offices)

  Boddie-Noell Restaurant Properties, Inc. 1994 Stock Option and Incentive Plan
                            (Full Title of the Plan)


                      ERIC S. ROHM
     Vice President, General Counsel and Secretary
            BNP Residential Properties, Inc.
           301 S. College Street, Suite 3850
            Charlotte, North Carolina 28202
               Telephone: (704) 944-0100
(Name, address, including zip code, and telephone number, including area code, of agent for service)




            Copy to:
         ROBERT H. BERGDOLT
          Alston & Bird LLP
   3201 Beechleaf Court, Suite 600
 Raleigh, North Carolina 27604-1062
      Telephone: (919) 862-2216
      Facsimile: (919) 862-2260




                             -----------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                  Proposed                  Proposed
        Title of Securities             Amount to                 Maximum                    Maximum               Amount of
          to be Registered            be Registered            Offering Price               Aggregate          Registration Fee
                                                                 Per Share               Offering Price

----------------------------------------------------------------------------------------------------------------------------------
           Common Stock,               570,000 (1)               $13.69 (2)              $7,803,300 (2)             $988.68
          $0.01 par value

----------------------------------------------------------------------------------------------------------------------------------

(1) Includes an aggregate of 570,000 shares to be issued pursuant to the grant or exercise of awards under the Registrant's Amended and Restated 1994 Stock Option and Incentive Plan (the "Plan"), including additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of such plan.
(2) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the BNP Residential Properties, Inc. (the "Company") Common Stock reported on the American Stock Exchange on October 4, 2004.

PART I   INFORMATION REQUIRED IN The Section 10(a) Prospectus

         (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

         (b) Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the
Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Eric S. Rohm at the address and telephone number on the cover of this Registration Statement.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

         (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003;

         (3) The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description;

         (4) All other documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

         Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.  Not applicable.

Item 5.  Interests of Named Experts and Counsel.  Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Maryland corporation law and our charter exculpate each director and officer in actions by the company or by stockholders in derivative actions from liability unless the director or officer has received an improper personal benefit in money, property or service or he has acted dishonestly, as established by a final judgment of a court.

         Our charter also provides that the company will indemnify a present or former director or officer against expense or liability in an action to the fullest extent permitted by Maryland law. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses they incur in connection with any proceeding to which they are a party because of their service as an officer, director or other similar capacity. However, Maryland law prohibits indemnification if a court establishes that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The exculpation and indemnification provisions in the charter have been adopted to help induce qualified individuals to agree to serve on behalf of the company by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. You should be aware, however, that these provisions in our charter and Maryland law give you a more limited right of action than you otherwise would have in the absence of such provisions. We also maintain a policy of directors and officers liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.  Not applicable.

Item 8.  Exhibits.

         See Exhibit Index, which is incorporated here by reference.

Item 9.  Undertakings.

         (a) The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the
registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

                  Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned issuer hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to Item 6 of this Part II, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                         (signatures on following page)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 8th day of October, 2004.



                                BNP RESIDENTIAL PROPERTIES, INC.



                                By:      /s/ D. Scott Wilkerson
                                ---------------------------------------------
                                        D. Scott Wilkerson
                                        President and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW BY ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints D. Scott Wilkerson and Philip S. Payne, and each or any one of them, as true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

           SIGNATURE                        TITLE                                DATE

/s/ Philip S. Payne            Chairman and Chief Financial Officer             October 8, 2004
Philip S. Payne                (Principal Financial and Accounting
                               Officer)


/s/ D. Scott Wilkerson         President, Chief Executive Officer and           October 8, 2004
D. Scott Wilkerson             Director (Principal Executive Officer)


/s/ Stephen R. Blank           Director                                         October 8, 2004
Stephen R. Blank

/s/ Paul G. Chrysson           Director                                         October 8, 2004
Paul G. Chrysson


/s/ W. Michael Gilley          Director                                         October 8, 2004
W. Michael Gilley


/s/ Peter J. Weidhorn          Director                                         October 8, 2004
Peter J. Weidhorn


                                  EXHIBIT INDEX
                                       TO
                                    FORM S-8


4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed by the Company on March 23,
           1999)

4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed by the Company on July 14, 2004)

5          Opinion of Alston & Bird LLP

23.1       Consent of Alston & Bird LLP (included in Exhibit 5)

23.2       Consent of Ernst & Young LLP

24         Power of Attorney (included as part of signature page)

99.1 Amended and Restated 1994 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.8 to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 1998)